Exhibit 99.1

U.S. Physical Therapy Provides Update on Form 10-K Filing and Announces Increase in Quarterly Dividend

HOUSTON--(BUSINESS WIRE)--March 31, 2017--U.S. Physical Therapy, Inc. (NYSE: USPH), announced today that the filing of its Annual Report on Form 10-K for the year ended December 31, 2016 will not occur until after the extended March 31, 2017 deadline. The Company also announced an 18% increase in its regular quarterly dividend.

Form 10-K

On March 17, 2017, USPH filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the “SEC”) regarding its delayed Form 10-K due to management’s need for additional time to complete its review of the appropriate accounting treatment for redeemable non-controlling interests of its acquired partnerships. At that time, the Company expected that it would be able to file the Form 10-K within the 15-day extension period provided by Form 12b-25. The Company has subsequently determined that it will be unable to meet the 15-day extension period deadline. The Company continues to work diligently to complete the preparation of its consolidated financial statements in order to be in a position to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC as soon as possible in April.

Increase in Quarterly Dividend

The Company also announced today that it is increasing its quarterly dividend per share by 18% to $0.20 per quarter in 2017 from $0.17 per quarter in 2016. The first quarterly dividend of 2017 will be paid on May 5, 2017 to shareholders of record as of April 17, 2017. The Company initiated paying quarterly dividends in 2011 and has increased the amount each year since.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  the risk that the review for the correction in accounting method for redeemable non-controlling interests could result in the determination that the effect of the matters under review are materially greater or lesser than the Company currently believes;
  the risk that the correction in the accounting method for redeemable non-controlling interests could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission;
  the risk of damage to the Company’s business and reputation arising from the correction in accounting method for redeemable non-controlling interests, and potential claims or proceedings relating to such matters;
  changes as the result of government enacted national healthcare reform;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
  business and regulatory conditions including federal and state regulations;
  governmental and other third party payor investigations and audits;
  compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
  possible legal actions, which could subject us to increased operating costs and uninsured liabilities;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  revenue and earnings expectations;
  general economic conditions;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity and retaining personnel;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
  maintaining adequate internal controls;
  maintaining necessary insurance coverage;
  availability, terms, and use of capital; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 558 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. Besides owning and operating clinics, the Company manages 30 physical therapy facilities for third parties, including hospitals and physician groups. The Company also provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer